As filed with the U.S. Securities and Exchange Commission on March 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-0367049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California, 94901

(Address of principal executive offices, including zip code)

Ekso Bionics 401(k) Plan

(Full title of the plan)

Scott G. Davis, Chief Executive Officer

101 Glacier Point, Suite A

San Rafael, California, 94901

(510) 984-1761

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler

Austin D. March

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 362,728 shares of common stock of Ekso Bionics Holdings, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s Ekso Bionics 401(k) Plan (the “401(k) Plan”).

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Forms S-8 relating to shares issued to the 401(k) Plan are already effective. Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), we incorporate by reference into this Registration Statement the contents of (a) the registration statement on Form S-8 (File No. 333-222663), filed on January 24, 2018, to the extent related to or incidental to the 401(k) Plan or the securities offered or sold under the 401(k) Plan, (b) the registration statement on Form S-8 (File No. 333-230404), filed on March 20, 2019 in its entirety, (c) the registration statement on Form S-8 (File No. 333-236412), filed on February 13, 2020 in its entirety, (d) the registration statement on Form S-8 (File No. 333-253526), filed on February 25, 2021 in its entirety, (e) the registration statement on Form S-8 (File No. 333-263035), filed on February 25, 2022 in its entirety, and (f) the registration statement on Form S-8 (File No. 333-270961), filed on March 30, 2023 in its entirety, and in each case excluding the exhibits to such registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates by reference the following documents that the Registrant has previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 4, 2024 (the “Annual Report”);

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(c)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37854) filed with the Commission on August 8, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.10 of the Annual Report.

All reports and other documents of the Registrant or the 401(k) Plan subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant or the 401(k) Plan, as the case may be, files such report or document; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description	Form	File Number	Exhibit	Filing Date
4.1	Restated Articles of Incorporation of the Registrant	10-K	001-37854	3.1	April 26, 2023
4.2	Amended and Restated By-Laws of the Registrant	8-K	001-37854	3.2	April 26, 2023
4.3	Form of specimen certificate	S-3	333-205168	4.4	June 23, 2015
5.1*	Opinion of Snell and Wilmer L.L.P
23.1*	Consent of WithumSmith+Brown, PC
24.1*	Power of Attorney (included in signature pages hereto).
99.1	The 401(k) Plan	S-8	333-222663	99.1	January 24, 2018
107.1*	Filing Fee Table

In lieu of the opinion of counsel or determination letter contemplated by item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit or has submitted the 401(k) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on March 18, 2024.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Scott G. Davis
Scott G. Davis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott G. Davis and Jerome Wong, or either one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Scott G. Davis	Chief Executive Officer and Director	March 18, 2024
Scott G. Davis	(principal executive officer)

/s/ Jerome Wong	Chief Financial Officer and Corporate Secretary	March 18, 2024
Jerome Wong	(principal financial and accounting officer)

/s/ Mary Ann Cloyd	Director	March 18, 2024
Mary Ann Cloyd

/s/ Corinna Lathan	Director	March 18, 2024
Corinna Lathan, Ph.D.

/s/ Charles Li	Director	March 18, 2024
Charles Li, Ph.D.

/s/ Rhonda A. Wallen	Director	March 18, 2024
Rhonda A. Wallen

Ekso Bionics 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 401(k) Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the in the City of San Rafael, State of California, on March 18, 2024.

EKSO BIONICS 401(k) Plan.

By:	/s/ Jerome Wong
Jerome Wong, on behalf of the Ekso Bionics, Inc., Plan Administrator